 Exhibit 32

ENSERVCO CORPORATION

Certification pursuant to 18 U.S.C. §1350 of the

Chief Executive Officer and Chief Financial Officer

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Enservco Corporation (the “Company”) for the quarter ended September 30, 2019, each of the undersigned Ian Dickinson, the Chief Executive Officer and principal executive officer of the Company, and Marjorie Hargrave, the Chief Financial Officer and the principal financial officer of the Company, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 13, 2019	/s/ Ian Dickinson
Ian Dickinson, Principal Executive Officer, and Chief Executive Officer

Novemver 13, 2019	/s/ Marjorie Hargrave
Marjorie Hargrave, Principal Financial Officer, and Chief Financial Officer

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not to be incorporated by reference into any filing of Enservco Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.